Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ACQUIRES IDEAL PIPE OF CANADA

— Acquisition to strengthen position in Canadian market

HILLIARD, Ohio – (February 2, 2015) – Advanced Drainage Systems, Inc. (“ADS”) (NYSE: WMS), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced that it has acquired Ideal Pipe of Canada, a manufacturer of HDPE pipe and related accessories for approximately $56.8 million Canadian dollars. Ideal Pipe had sales in Canadian dollars of approximately $43 million for the trailing twelve months, providing $7.8 million in EBITDA over the same period.

“We are very excited to announce the acquisition of Ideal Pipe, which further strengthens our position in Canada by increasing our size and scale in the market, as well as enhancing our manufacturing, marketing and distribution capabilities,” said Joe Chlapaty, Chairman and Chief Executive Officer. “Through the combination of our businesses, we will be able to pursue new and exciting opportunities in the Canadian market and offer our customers an unmatched breadth of water management products and solutions, as well as field sales/engineering experience. This puts us in a stronger competitive position as compared to manufacturers of concrete, steel and PVC pipe.”

Mr. Chlapaty, continued, “Importantly, this acquisition also underscores our commitment to a balanced capital allocation strategy that is focused on investing in growth opportunities, both organically and through strategic acquisitions – as well as returning cash to our shareholders through a quarterly dividend”.

With the acquisition, ADS will increase its Canadian manufacturing footprint from two to five facilities. Ideal Pipe has manufacturing facilities in Western Ontario, Eastern Ontario and Manitoba, adding to the existing ADS manufacturing facilities in Ontario and Quebec. The acquisition also extends the combined company’s Canadian field sales and engineering staff, which will enable ADS to leverage its extensive product and solution set, including its Allied Products line, through Ideal Pipe’s sales and distribution network.

ADS will discuss further details of the acquisition during its upcoming earnings call scheduled for February 5, 2015.

About Advanced Drainage Systems, Inc.

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 58 manufacturing plants and 29 distribution centers.

About Ideal Pipe

Ideal Pipe produces products and solutions utilized in today’s agricultural, commercial, residential, recreational and highway drainage and storm-water management and treatments. Originally based out of Southwestern Ontario, Ideal Pipe has grown to include manufacturing facilities in Eastern Ontario and Western Manitoba. Over the years, Ideal Pipe has developed relationships with drainage contractors, distributors and engineers throughout Canada. Today Ideal Pipe is an innovative pipe manufacturer, with product design, manufacturing, testing and technical support of HDPE plastic pipe systems.

ADVANCED DRAINAGE SYSTEMS, INC.	4640 TRUEMAN BOULEVARD,	HILLIARD, OH 43026 TEL: 614 / 658-0050	800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Michael Higgins

614-658-0050

mike.higgins@ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC.	4640 TRUEMAN BOULEVARD,	HILLIARD, OH 43026 TEL: 614 / 658-0050	800 / 733-7473

HTTP://WWW.ADS-PIPE.COM